LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 info@BerkmanAssociates.com

Trio-Tech Reports Second Quarter
Net Income of $0.06 Per Diluted Share

Van Nuys, CA – February 11, 2021 -- Trio-Tech International (NYSE MKT: TRT) today announced financial results for the second quarter and first six months of fiscal 2021.

Fiscal 2021 Second Quarter Results
For the three months ended December 31, 2020, revenue decreased 9% to $8,201,000 compared to revenue of $8,962,000 for the second quarter of fiscal 2020. Manufacturing revenue increased 17% to $3,569,000 compared to $3,045,000 a year earlier. Semiconductor testing services revenue decreased 8% to $3,560,000 compared to $3,887,000 last year. Distribution revenue decreased 47% to $1,065,000 compared to $2,014,000 for the comparable quarter last year.
Higher margins in manufacturing and distribution increased overall gross margin to 23% of revenue, or $1,870,000, for the second quarter fiscal 2021 compared to 21% of revenue, or $1,905,000, for the same quarter last year.
Operating expenses decreased 8% to $1,907,000, or 23% of revenue, compared to $2,078,000, or 23% of revenue, for last year’s second quarter. The loss from operations for this year’s second quarter was $37,000, compared to a loss from operations a year earlier of $173,000.
Other income for the second quarter was $143,000, which included government assistance to Singapore and Malaysia operations totaling $101,000 to mitigate the adverse business impact of the pandemic. In the same quarter last year, other income was $40,000.
Net income for the second quarter of fiscal 2021 was $235,000, or $0.06 per diluted share. Net income for the second quarter of fiscal 2020 of $426,000, or $0.11 per diluted share, benefitted from a one-time gain of $1,172,000 related to the sale of assets held for sale.
Shareholders' equity at December 31, 2020 was $26,548,000, or $7.15 per outstanding share, compared to $25,146,000, or $6.84 per outstanding share, at June 30, 2020. There were approximately 3,710,555 Trio-Tech International common shares outstanding at December 31, 2020.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "We delivered better gross margins and lower expenses in the second quarter, contributing to a sharp improvement in our operating performance compared to the same quarter last year. We also delivered a sequential improvement in top and bottom-line results compared to the first quarter of fiscal 2021 as our order rate trended higher, which is another encouraging sign. Despite our reassuring strong balance sheet and successful control of operating expenses, we continue to be cautious about our business, as the economic effects of the Covid pandemic continue."

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Reports Second Quarter Net Income of $0.06 Per Diluted Share
February 11, 2021
Page Two

Fiscal 2021 First Half Results
For the first six months of fiscal 2021, revenue decreased 20% to $15,042,000 compared to $18,785,000 for the same period last year. Manufacturing revenue decreased 3% to $6,194,000, compared to $6,362,000 last year. Semiconductor testing services revenue decreased 21% to $6,514,000 compared to $8,277,000, and distribution revenue decreased 44% to $2,323,000 compared to $4,113,000 a year ago.
Overall gross margin for the first six months of fiscal 2021 decreased 18% to $3,388,000, but improved, as a percent of revenue, to 23%. This compares to an overall gross margin of $4,157,000, or 22% of revenue, for the same period last year.
Operating expenses for the first six months of fiscal 2021 decreased 9% to $3,752,000, or 25% of revenue, compared to $4,108,000, or 22% of revenue, for the first six months of fiscal 2020.
Net income for the first half of fiscal 2021 was $227,000, or $0.06 per diluted share. This compares to net income of $699,000, or $0.19 per diluted share, for the first half of fiscal 2020. Net income for last year’s first half included a $1,172,000 gain on the sale of assets held for sale.

About Trio-Tech
Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; the trade tension between U.S. and China; public health issues related to the 2019-Novel Coronavirus and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue	2020	2019	2020	2019

Manufacturing	$3,569	$3,045	$6,194	$6,362
Testing services	3,560	3,887	6,514	8,277
Distribution	1,065	2,014	2,323	4,113
Real estate	7	16	11	33

	8,201	8,962	15,042	18,785
Cost of Sales
Cost of manufactured products sold	2,770	2,383	4,707	4,938
Cost of testing services rendered	2,678	2,918	5,000	6,109
Cost of distribution	861	1,738	1,908	3,545
Cost of real estate	22	18	39	36

	6,331	7,057	11,654	14,628

Gross Margin	1,870	1,905	3,388	4,157

Operating Expenses:
General and administrative	1,662	1,777	3,322	3,565
Selling	122	176	233	366
Research and development	123	125	198	201
Gain on disposal of property, plant and equipment	--	--	(1)	(24)

Total operating expenses	1,907	2,078	3,752	4,108

(Loss) Income from Operations	(37)	(173)	(364)	49

Other Income (Expenses)
Interest expenses	(34)	(55)	(71)	(123)
Gain on sale of asset held for sale	--	1,172	--	1,172
Other income, net	143	40	354	150

Total other income	109	1,157	283	1,199

Income (loss) from Continuing Operations before Income Taxes	72	984	(81)	1,248
Income Tax Expenses	--	120	7	120

Income (loss) from Continuing Operations
before Non-controlling Interest, Net of Tax	72	864	(88)	1,128
(Loss) Income from Discontinued Operations, Net of Tax	(21)	1	(27)	--

NET INCOME (LOSS)	51	865	(115)	1,128

Less: (Loss) Income Attributable to Non-controlling Interest	(184)	439	(342)	429

Net Income Attributable to Trio-Tech International	235	426	227	699

Net Income Attributable to Trio-Tech International:

Income from Continuing Operations, Net of Tax	246	425	241	699
(Loss) Income from Discontinued Operations, Net of Tax	(11)	1	(14)	--

Net Income attributable to Trio-Tech International	$235	$426	$227	$699

Basic Earnings per Share	$0.06	$0.12	$0.06	$0.19

Diluted Earnings per share	$0.06	$0.11	$0.06	$0.19

Weighted Average Shares Outstanding - Basic	3,710	3,673	3,710	3,673
Weighted Average Shares Outstanding - Diluted	3,800	3,725	3,793	3,706

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Comprehensive Income Attributable to Trio-Tech International Common Shareholders:	2020	2019	2020	2019

Net income (loss)	$51	$865	$(115)	$1,128

Foreign Currency Translation, Net of Tax	943	525	1,583	(38)

Comprehensive Income	994	1,390	1,468	1,090

Less: Comprehensive (Loss) Income Attributable To Non-controlling Interest	(197)	431	(319)	440

Comprehensive Income Attributable to Trio-Tech International Common Shareholders	$1,191	$959	$1,787	$650

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2020	2020
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$4,470	$4,150
Short-term deposits	6,940	6,838
Trade accounts receivable, net	7,581	5,951
Other receivables	670	998
Inventories, net	2,147	1,922
Prepaid expenses and other current assets	342	341

Total current assets	22,150	20,200

Deferred tax assets	354	247
Investment properties, net	712	690
Property, plant and equipment, net	10,050	10,310
Operating lease right-of-use assets	1,514	944
Other assets	1,831	1,609
Restricted term deposits	1,752	1,660

Total non-current assets	16,213	15,460

TOTAL ASSETS	$38,363	$35,660

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$--	$172
Accounts payable	3,103	2,590
Accrued expenses	3,395	3,005
Income taxes payable	341	344
Current portion of bank loans payable	443	370
Current portion of finance leases	227	231
Current portion of operating leases	562	477
Current portion of PPP loan	121	54

Total current liabilities	8,192	7,243

Bank loans payable, net of current portion	1,899	1,836
Finance leases, net of current portion	353	435
Operating leases, net of current portion	952	467
Income taxes payable	385	430
PPP loan, net of current portion	--	67
Other non-current liabilities	34	36

Total non-current liabilities	3,623	3,271

TOTAL LIABILITIES	11,815	10,514

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,710,555 and 3,673,055 shares
issued and outstanding at December 31, 2020 and June 30, 2020, respectively	11,525	11,424
Paid-in capital	3,378	3,363
Accumulated retained earnings	8,263	8,036
Accumulated other comprehensive gain-translation adjustments	2,703	1,143

Total Trio-Tech International shareholders' equity	25,869	23,966

Non-controlling interest	679	1,180

TOTAL EQUITY	26,548	25,146

TOTAL LIABILITIES AND EQUITY	$38,363	$35,660